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                                                        EXHIBIT 99

FRIDAY MAY 19, 2000

CORRECTED - GM TO TAKE 10 PCT STAKE IN REYNOLDS AND REYNOLDS

IN MAY 16 STORY HEADLINED "GM TO TAKE 10 PCT STAKE IN REYNOLDS AND REYNOLDS," PLEASE CORRECT FIRST PARAGRAPH TO MAKE CLEAR GM WAS GRANTED EQUITY STAKE AND DID NOT PURCHASE IT.

A CORRECTED VERSION FOLLOWS

DETROIT, MAY 16 - GENERAL MOTORS CORP. (NYSE: GM) SAID TUESDAY IT WAS GRANTED A 10 PERCENT STAKE IN CAR DEALERSHIP COMPUTER SYSTEM SUPPLIER REYNOLDS AND REYNOLDS CO. (NYSE: REY) AS PART OF AN ALLIANCE AIMED AT SIMPLIFYING CAR BUYING.

UNDER THE AGREEMENT, THE TWO COMPANIES WILL WORK TO INTEGRATE THE VARIOUS COMPUTER SYSTEMS OF GM'S MORE THAN 8,000 DEALERS IN NORTH AMERICA TO SPEED THE DELIVERY OF NEW VEHICLES TO CONSUMERS.

"THERE'S A REAL SPAGHETTI OF SYSTEMS, AND PCS AND NETWORKS OUT THERE TODAY (AT DEALERSHIPS)," LLOYD WATERHOUSE, PRESIDENT AND CHIEF OPERATING OFFICER OF REYNOLDS AND REYNOLDS, TOLD REPORTERS IN A CONFERENCE CALL. "WE'VE HAD SOME EXPERIENCE WHERE WE'VE BEEN ABLE TO PULL IT TOGETHER AND SAVE THEM 10 TO 15 PERCENT OF THEIR COSTS."

EVENTUALLY, CUSTOMERS WILL BE ABLE TO USE THE INTERNET TO TRACK THEIR ORDERS AS THEIR VEHICLES ARE BEING BUILT AND DELIVERED TO DEALERSHIPS, SAID BILL LOVEJOY, GM VICE PRESIDENT OF NORTH AMERICAN VEHICLE SALES, SERVICE AND MARKETING.

"JUST LIKE FEDEX LETS THE CUSTOMERS TRACK WHERE THEIR PACKAGE IS, THE CONSUMER IS GOING TO BE ABLE TO TRACK WHAT STAGE THEIR VEHICLE IS IN BEING SHIPPED TO THEM AND IN BEING BUILT," HE SAID.

WATERHOUSE SAID THE FIVE-YEAR DEAL, WHICH HAS AN OPTION FOR AN ADDITIONAL FIVE YEARS AT THE DISCRETION OF BOTH PARTIES, IS WORTH $150 MILLION ANNUALLY FOR REYNOLDS AND REYNOLDS BY THE FOURTH YEAR AND WELL OVER $1 BILLION OVER THE FULL 10 YEARS.

SHARES OF DAYTON, OHIO-BASED REYNOLDS AND REYNOLDS CLOSED UP 15/16 TO 26-3/4 ON THE NEW YORK STOCK EXCHANGE. BASED ON THE STOCK PRICE, REYNOLDS OFFICIALS ESTIMATED THE GM STAKE WAS WORTH ABOUT $240 MILLION.

GM SHARES ENDED UP 2-14/16 AT 89-5/16 ON THE NYSE.

THE ALLIANCE IS A STEPPING STONE IN GM'S EFFORTS TO CUT VEHICLE INVENTORY LEVELS AND BUILD THE VEHICLES THAT CUSTOMERS ORDER, LOVEJOY SAID. GM OFFICIALS HAVE SAID PREVIOUSLY THEY WANT TO HALVE WORLDWIDE VEHICLE INVENTORY LEVELS TO $20 BILLION FROM $40 BILLION.

"THE KEY PROBLEM WITH DEALERS TODAY IS THEY DON'T HAVE THE MONEY, MANPOWER OR EXPERTISE TO BUILD THESE GREAT WEB-TO-CUSTOMER INFRASTRUCTURES THAT THE MANUFACTURERS ENVISION," SAID ROB DESISTO, AN ANALYST WITH THE GARTNER GROUP.

GARTNER SAID THE ALLIANCE WILL HELP DEALERSHIPS USE THE INTERNET TO STRENGTHEN TIES TO OWNERS AND GRAB MORE AFTERMARKET REVENUES FROM ROUTINE MAINTENANCE AND OTHER SERVICES AND PRODUCTS.

DEALERSHIPS DERIVE ABOUT 70 PERCENT OF THEIR REVENUES FROM THE AFTERMARKET, AND THAT FIGURE IS LIKELY TO RISE AS THE EASY ACCESS TO VEHICLE PRICES OVER THE INTERNET GIVES CONSUMERS MORE POWER WHEN BUYING NEW CARS OR TRUCKS, DESISTO SAID.